EXHIBIT  99.1
                             SUBSCRIPTION AGREEMENT

                         TYLERSTONE VENTURES CORPORATION
                            (A Delaware Corporation)
Date:

Tylerstone  Ventures  Corporation
1136  Martin  Street
White  Rock,  British  Columbia
Canada,  V4B  3V9

Attention:        Mr.  Laurence  Stephenson
                  PRINCIPAL  EXECUTIVE  OFFICER

Dear  Sirs:

     The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock ("Shares") of Tylerstone Ventures Corporation, a Delaware corporation (the "Company"), specified in Section A below, on the terms and conditions described herein. The Company may, in its sole discretion, accept or reject any subscription or any part thereof.

A. PAYMENT METHOD. The undersigned hereby irrevocably subscribes for the following number of Shares in consideration for the total purchase price indicated.

________________________       X        ___________      =      $_______________
Number of Shares Subscribed for       Price per Share       Total Purchase Price

B. REPRESENTATIONS, WARRANTIES AND COVENANTS. The undersigned acknowledges, represents, warrants and covenants as follows:

1 The undersigned has received this Subscription Agreement and the attached Form SB-2 dated ----------, 2004.

2. An investment in the Shares is speculative and involves certain risks, including the possible loss of an investor's entire investment. The Company is subject to significant risks including, but not limited to, the following:

     (i) since its inception the Company has no significant operations and is considered to be in the pre-exploration stage;

     (ii) being in the pre-exploration stage, the Company has never realized any revenue from operation and it might take many years for it to do so;

     (iii) in order for the Company to achieve its goals in the exploration industry it will have to raise additional money over the next several years;

     (iv) The Company does not know whether or not it will ever be successful in the exploration of its mineral claim or be able to acquire other mineral claims; and

     (v) an investor under this Subscription Agreement might realize a substantial deterioration or the complete loss of his/her investment in the Company.

3. The undersigned acknowledges that the address set forth below is his/her true and correct residential address. The undersigned has no current intention of changing his/her address and becoming a resident of another state or province in the foreseeable future.

4. The undersigned has all requisite power, authority and capacity to acquire and hold the Shares to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the undersigned in connection with the subscription for the Shares as contemplated by this Subscription Agreement and the attached Prospectus, and such execution, delivery and compliance do not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned is bound.

C.     MISCELLANEOUS.

1. The undersigned agrees that the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns, who shall execute a substantially similar agreement.

2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in this Subscription Agreement, as amended from time to time, or to such other address furnished by notice given in accordance with this paragraph.

3. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

4. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions. The undersigned hereby agrees that any suit, action or proceeding with respect to this Subscription Agreement, any amendments or any replacements hereof, and any transactions relating hereto shall be brought in the courts of, or the Federal courts in, the Sate of Delaware, and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. The undersigned hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his/her/its property is exempt or immune from setoff, execution or attachment, either prior to judgement or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Subscription Agreement or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be exclusive.

The foregoing Subscription Agreement is signed, and the terms are agreed to this
day  of               ,  2004.

PURCHASER(S):      -------------------------        -----------------------
                           (Signature)                    (Signature)

                   -------------------------        -----------------------
                          (Print  Name)                    (Print  Name)

                              -----------------------------------
                                           (Address)

                             ------------------------------------
                                    (Address  Continued)

     NOTE: For Joint Tenants or Tenants-in-Common, both or all parties must sign. Please also indicate the interest of each Investor.


Receipt is hereby acknowledged of the amount first written in connection with and on the terms and subject to the conditions set forth in this Subscription Agreement.


Dated:                    ,  2005

                                      TYLERSTONE  VENTURES  CORPORATION


                                      Per:
                                      ----------------------------------
                                      AUTHORIZED  SIGNATORY

TO  BE  COMPLETED  IN  DUPLICATE:              ONE  COPY  TO  SUBSCRIBER
                                               ONE  COPY  OF  COMPANY